Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 13, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the 2008 Annual Report to Shareholders, which is incorporated by reference in Xerox Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the incorporation by reference of our report dated February 13, 2009, relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the incorporation by reference in this Registration Statement of our reports both dated June 27, 2008 relating to the financial statements, which appear in the Annual Reports of the Xerox Corporation Savings Plan and the Savings Plan of Xerox Corporation and the Xerographic Division, Rochester Regional Joint Board on Behalf of Itself and Other Joint Boards (formerly known as The Savings Plan of Xerox Corporation and the Xerographic Division, UNITE HERE) on Forms 11-K, respectively, for the year ended December 31, 2007.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Stamford, CT
June 26, 2009